EXHIBIT 99

                   PRESS RELEASE OF AMERICAN BANK INCORPORATED









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                                  PRESS RELEASE

FOR IMMEDIATE RELEASE


CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)          Phone:   610-366-1800
         American Bank, Inc.                            Toll-Free:  888-366-6622
         Chairman, President and Chief                  Fax:   610-366-1900
          Executive Officer

                     American Bank Reports Record Earnings,
                          Increases Annual Dividend 10%

Allentown, PA, January 19, 2005 - American Bank, Inc. (NasdaqSC: AMBK), the parent company of American Bank, today announced record earnings for the quarter and year ended December 31, 2004. Net income for the quarter was $1,009,000, or $.13 per diluted share, an increase of $292,000 or 40.7% from the same period in the prior year. For the year ended December 31, 2004, American Bank, Inc. posted net income of $3,167,000, or $0.43 per diluted share, an increase of $530,000 or 20.1% from the prior year. The increase in net income for the year ended December 31, 2004 is the result of an increase of $23.6 million of average earning assets and an increase of 31 basis points in the net interest margin.

President and CEO Mark Jaindl stated, "We are pleased to be able to deliver another record earnings year to our shareholders, which marks the seventh straight year of increased profitability for American Bank. Our earnings growth was driven by increases in loans outstanding and net interest margin, resulting in an increase of $1,863,000, or 25.6%, in net interest income. Our commitment to providing our customers quality products and services was evidenced by increases in both our loan portfolio and total deposits. American Bank's loans outstanding increased by $37.5 million, or 18.3%, to $242.3 million at December 31, 2004 and deposits increased $13.4 million, or 4.0%, to $345.7 million during the same period."

Jaindl continued, "As we maintain our focus on enhancing shareholder value, we are also pleased to announce that on January 18, 2005, the Board of Directors declared a dividend of $0.11 per share to shareholders of record on January 28, 2005 and payable on February 15, 2005. This is an increase of 10% over the dividend paid in 2004. In addition, shareholders participating in the Dividend Reinvestment and Stock Purchase Plan will be given the opportunity to purchase additional shares of American Bank Inc. common stock at a 10% discount to the market price. A full plan description will be mailed to shareholders during the next week."

American Bank, Inc. common stock last traded at $8.40 per share.

About American Bank
-------------------

American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. Pcbanker.com delivers a full range of real-time Internet banking and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has been recognized as one of the top Internet banks in the country by Gomez Advisors, Inc and has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APY's) that were among the highest reported. American Bank is FDIC insured.

American Bank Online and pcbanker.com are registered trade marks for the Internet financial services provided by American Bank, a state-chartered, FDIC insured full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

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Forward-Looking Statements

         Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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                               American Bank, Inc.
                         Selected Financial Information
                      (In thousands, except per share data)


                                                                December 31,
                                                                ------------
                                                             2004          2003
                                                                  Unaudited
Selected Financial Condition Data:
Total assets .........................................     $503,145     $481,992
Loans receivable, net ................................      242,348      204,832
Allowance for loan losses ............................        2,768        2,412
Securities available for sale (at fair value) ........      220,911      236,746
Securities held to maturity (at cost) ................       13,480       15,361
Deposits .............................................      345,732      332,286
Short-term debt ......................................        6,991        6,909
Long-term debt .......................................       96,095       96,357
Mandatory redeemable convertible debentures ..........       10,187       10,200
Stockholders' equity .................................       41,841       34,963

Book value per share .................................     $   5.80     $   5.14

Shares outstanding ...................................        7,223        6,807



                                                            For the Three                   For the Year
                                                          Months Ended Dec 31,              Ended Dec 31,
                                                          --------------------              -------------
                                                         2004             2003           2004            2003
                                                       Unaudited       Unaudited      Unaudited
Selected Operating Data:
Total interest income .........................         $ 5,489         $ 4,893         $20,734         $19,225
Total interest expense ........................           2,982           2,881          11,583          11,937
                                                        -------         -------         -------         -------
   Net interest income ........................           2,507           2,012           9,151           7,288
Provision for loan losses .....................             118             187             393             405
                                                        -------         -------         -------         -------
   Net interest income after
     provision for loan losses ................           2,389           1,825           8,758           6,883
                                                        -------         -------         -------         -------

Fees and service charges ......................              55              42             207             165
Net realized gain on sale of securities .......             182             386             334             862
Net realized gain on sale of mortgage loans ...              30               8             122             401
Other income ..................................             185             128             579             573
                                                        -------         -------         -------         -------
   Total non-interest income ..................             452             564           1,242           2,001
                                                        -------         -------         -------         -------
   Total operating expense ....................           1,393           1,327           5,440           5,111
                                                        -------         -------         -------         -------
      Income before taxes on income ...........           1,448           1,062           4,560           3,773
Taxes on income ...............................             439             345           1,393           1,136
                                                        -------         -------         -------         -------
      Net income ..............................         $ 1,009         $   717         $ 3,167         $ 2,637
                                                        =======         =======         =======         =======
      Earnings per share-basic ................         $  0.14         $  0.11         $  0.44         $  0.41
                                                        =======         =======         =======         =======
                        -diluted ..............         $  0.13         $  0.10         $  0.43         $  0.39
                                                        =======         =======         =======         =======
      Weighted average shares outstanding for
         earnings per share calculation-basic .           7,206           6,789           7,129           6,458
                                                        =======         =======         =======         =======
                                       -diluted           8,448           8,065           8,376           7,828
                                                        =======         =======         =======         =======

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                               American Bank, Inc.
                         Selected Financial Information


                                                                     For the Three            For the Year
                                                                Months Ended Dec 31,          Ended Dec 31,
                                                                --------------------          -------------
                                                                 2004          2003          2004        2003
                                                               Unaudited     Unaudited    Unaudited
Performance
Ratios(1):
Return on assets (ratio of net income to
  average total assets) ................................           .81%         .60%         .64%         .56%
Return on equity (ratio of net income
   to average equity) ..................................         10.14%        8.30%        8.24%        8.27%
Net interest margin (ratio of net interest income
  divided by average earning assets) ...................          2.01%        1.74%        1.90%        1.59%
Ratio of operating expense to average total assets .....          1.12%        1.11%        1.09%        1.07%
Efficiency ratio (ratio of operating expenses divided by
  net interest income plus non-interest income) ........         48.94%       51.51%       52.34%       55.02%


Asset Quality Ratios:
Non-performing assets to total assets at end of period .          0.15%         n/a
Allowance for loan losses to non-performing loans ......        373.66%         n/a
Allowance for loan losses to loans receivable ..........          1.13%        1.16%

Regulatory Capital Ratios-Bank:
Tier I to average assets ...............................          8.14%        7.81%
Tier I risk weighted assets ............................         13.41%       13.96%
Total capital to risk weighted assets ..................         14.33%       14.86%

-------------------------
(1) Ratios for the three month periods are annualized.
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